Exhibit 10.1
PAC-WEST TELECOMM, INC. 1999 STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK BONUS AWARD

Grantee’s Name and Address:	Henry Carabelli
Stockton, CA
     You (the “Grantee”) have been granted shares of Common Stock of the Company (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Bonus Award (the “Notice”), the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan (the “Plan”), as amended from time to time, and the Restricted Stock Bonus Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number	99-191
Date of Award	December 27, 2005
Total Number of Shares
of Common Stock Awarded
(the “Shares”)	400,000
Vesting Schedule:
     Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Agreement, the Shares will “vest” in accordance with the following schedule:
     400,000 Shares shall vest on June 30, 2009. Notwithstanding the foregoing, in the event the “Monthly Average Fair Market Value” (as defined below) of the Company’s Common Stock is greater than or equal to $3.00 per Share for a period of six consecutive calendar months commencing on or after January 1, 2006, 200,000 of the Shares scheduled to vest on June 30, 2009 shall vest on the last day of such six consecutive calendar month period, regardless of whether such date is a date on which Shares are traded. If the Monthly Average Fair Market Value of the Company’s Common Stock is less than $3.00 per Share for any single calendar month before attaining a period of six consecutive calendar months where the Monthly Average Fair Market Value of the Company’s Common Stock is greater than or equal to $3.00 per Share, then the measurement of a new six-month period shall start with the next calendar month.
     “Monthly Average Fair Market Value” is defined as the sum of the Fair Market Value of the Company’s Common Stock for each trading day during a calendar month divided by the total number of trading days in such calendar month.
     “Fair Market Value” is defined, as of any date, the value of Company’s Common Stock determined as follows:
     (i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The

1

Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
     (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
     (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
     For example, assume the Monthly Average Fair Market Value is greater than or equal to $3.00 per Share for January and February of 2007 but for March 2007 the Monthly Average Fair Market Value falls below $3.00 per Share. The measurement period which began on January 1, 2007 would stop on March 31, 2007 and the performance measure would not be satisfied. Assume the Monthly Average Fair Market Value is again greater than or equal to $3.00 per Share for April 2007. If the Monthly Average Fair Market Value is greater than or equal to $3.00 per Share for six consecutive calendar months beginning with April 2007 and ending with September 2007, the 200,000 Shares scheduled to vest on June 30, 2009 would instead vest on September 30, 2007.
     In the event of a Corporate Transaction, all of the Shares subject to the Award shall automatically become fully vested, immediately prior to the specified effective date of such Corporate Transaction.
     In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Shares shall continue to vest in accordance with the Vesting Schedule set forth above.
     For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares are no longer subject to forfeiture to the Company. Shares that have not vested are deemed “Restricted Shares.” If the Grantee would become vested in a fraction of a Restricted Share, such Restricted Share shall not vest until the Grantee becomes vested in the entire Share.
     Vesting shall cease upon the date of termination of the Grantee’s Continuous Service for any reason, including death or Disability. In the event the Grantee’s Continuous Service is terminated for any reason, including death or Disability, any Restricted Shares held by the Grantee immediately following such termination of Continuous Service shall be deemed

2

reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Grantee. The foregoing forfeiture provisions set forth in this Notice as to Restricted Shares shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of any transaction described in Section 11 of the Plan and such stock or property shall be deemed Additional Securities (as defined in the Agreement) for purposes of the Agreement, but only to the extent the Shares are at the time covered by such forfeiture provisions.
     IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan and the Agreement.

Pac-West Telecomm, Inc., a California corporation
By:	/s/ Ravi Brar

Title:	CFO

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT NOR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.
     As a condition to receiving the Shares, the Grantee agrees to make an election pursuant to Section 83(b) of the Code with respect to the Shares.
     The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 11 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

3

     THE GRANTEE WAS PREVIOUSLY ISSUED A PERFORMANCE UNIT AWARD AGREEMENT WITH RESPECT TO 400,000 PERFORMANCE UNITS AND WITH A DECEMBER 29, 2003 DATE OF AWARD (THE “PRIOR AWARD”). AS PART OF THE CONSIDERATION FOR THE ISSUANCE OF THIS AWARD, THE GRANTEE AGREES TO THE CANCELLATION OF THE PRIOR AWARD. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE PRIOR AWARD IS OF NO FURTHER FORCE AND EFFECT AND IS SUPERCEDED IN ITS ENTIRETY BY THIS AWARD.

Dated:	12/28/05	Signed:	/s/ Henry R. Carabelli

4

Award Number: __________________
PAC-WEST TELECOMM, INC. 2005 STOCK INCENTIVE PLAN
RESTRICTED STOCK BONUS AWARD AGREEMENT
     1. Issuance of Shares. Pac-West Telecomm, Inc., a California corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Bonus Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”), subject to the Notice, this Restricted Stock Bonus Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 1999 Stock Incentive Plan (the “Plan”), as amended from time to time, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company’s shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.
     2. Transfer Restrictions. The Shares issued to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Restricted Shares in violation of this Section 2 will be null and void and will be disregarded.
     3. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares.

     4. Additional Securities and Distributions.
          (a) Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice. The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.
          (b) The Company shall disburse to the Grantee all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.
     5. Taxes.
          (a) Section 83(b) Election. As a condition to receiving the Shares, the Grantee agrees to make an election pursuant to Section 83(b) of the Code with respect to the Shares. The Grantee shall provide the Administrator with a copy of the election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an “83(b) Election”), a form of which is attached hereto as Exhibit B. The Grantee hereby represents that he understands (i) the contents and requirements of the 83(b) Election, (ii) the application of Section 83(b) to the receipt of the Shares by the Grantee pursuant to this Agreement, (iii) the nature of the election to be made by the Grantee under Section 83(b), and (iv) the effect and requirements of the 83(b) Election under relevant state and local tax laws. The Grantee further represents that he intends to file an election pursuant to Section 83(b) with the Internal Revenue Service within thirty (30) days following the date of this Agreement, and submit a copy of such election to the Company and with his or her federal tax return for the calendar year in which the date of this Agreement falls.
          (b) Payment of Retention Bonus. The Grantee will be entitled to a “Retention Bonus” in the amount of $285,000, subject to withholding for income and employment taxes. The Retention Bonus is intended to approximate all taxes (meaning all and any United States federal, state, local or non-U.S. taxes, including any employment taxes) imposed upon the Grantee as the result of the Grantee’s filing of an 83(b) Election with respect to the Shares as well as the taxes imposed upon the Retention Bonus.

          (c) Repayment of Retention Bonus. In the event (i) the Grantee voluntarily terminates Continuous Service or (ii) the Grantee’s Continuous Service is terminated by the Company for Cause, the Grantee shall be required to repay the Retention Bonus; provided, however, that the Grantee’s obligation to repay the Retention Bonus in such circumstances shall lapse in accordance with the following schedule:
(A) The obligation to repay $95,000 shall lapse on December 31, 2006.
(B) The obligation to repay an additional $95,000 shall lapse on December 31, 2007.
(C) The obligation to repay an additional $95,000 shall lapse on December 31, 2008.
Notwithstanding the foregoing, in the event a Corporate Transaction occurs prior to the Grantee’s termination of Continuous Service, the Grantee’s obligation to repay the Retention Bonus under any circumstances shall lapse in full. In the event any repayment of the Retention Bonus is required pursuant to this Section 5(c), the Grantee shall repay such amount to the Company within three (3) business days after the date of the Grantee’s termination of Continuous Service.
     6. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
     7. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     8. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK BONUS AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED SHAREHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     9. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     10. Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     11. Dispute Resolution. The provisions of this Section 11 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that, to the fullest extent permitted by law, any claim, controversy or dispute arising out of or relating to the Notice, the Plan or this Agreement shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“the AAA Rules”). A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based, unless waived by mutual agreement of the parties. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claim were brought in a court of law. Any party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, no party shall initiate or prosecute any lawsuit of a claim in any way related to any arbitrable claim. All arbitration hearings under this Agreement shall be conducted in Stockton, California, unless otherwise agreed by the parties. The parties’ obligations under this Agreement shall survive the termination of the Grantee’s Continuous Service and the expiration of this Agreement.

     12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
END OF AGREEMENT

EXHIBIT A
STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED,                     hereby sells, assigns and transfers unto                               ,                      (          ) shares of the Common Stock of Pac-West Telecomm, Inc., a California corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No. herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.
DATED:

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

EXHIBIT B
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, to include in gross income for 2005 the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:
     1. The name, address, taxpayer identification number and taxable year of the undersigned are:
     TAXPAYER’S NAME: Henry Carabelli
     TAXPAYER’S SOCIAL SECURITY NO.:
     TAXABLE YEAR: Calendar Year 2005
     ADDRESS:
     2. The property which is the subject of this election is 400,000 shares of common stock of Pac-West Telecomm, Inc.
     3. The property was transferred to the undersigned on December 27, 2005.
     4. The property is subject to the following restrictions: The shares are subject to a risk of forfeiture if for any reason taxpayer’s employment or service with the issuer is terminated. The risk of forfeiture will lapse with respect to all shares no later than June 30, 2009. The risk of forfeiture with respect to 200,000 shares may lapse earlier upon the achievement of certain performance goals.
     5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $.89 per share x 400,000 shares = $356,000.
     6. The undersigned paid $0.00 per share x 400,000 shares for the property transferred or a total of $0.00.
     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.
     The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned understands that this election will also be effective as an election under California law.

Dated:

Taxpayer

7